VITESSE ENERGY ANNOUNCES SECOND QUARTER 2023 RESULTS

CENTENNIAL, Colo. – July 31, 2023 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today announced the Company’s second quarter 2023 financial and operating results.

HIGHLIGHTS

•Net income of $9.6 million and $11.4 million of Adjusted Net Income(1)

•Adjusted EBITDA(1) of $34.8 million

•Cash flow from operations of $39.0 million and Free Cash Flow(1) of $16.1 million

•Production of 11,359 barrels of oil equivalent (“Boe”) per day (67% oil)

•Total cash capital expenditures of $20.5 million, of which $17.4 million were related to drilling and completion costs

•As previously announced, declared our third quarter cash dividend of $0.50 per common share to be paid on September 29, 2023

•Total debt of $41.0 million as of June 30, 2023, a decrease from $45.0 million on March 31, 2023 and from $53.0 million at the time of the spin-off from Jefferies Financial Group Inc. on January 13, 2023 (the “Spin-Off”)

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer commented, “Vitesse performed as expected in the second quarter. As a return of capital company, we paid our second quarter fixed dividend in June and recently declared our third quarter cash dividend.

“We continue to see attractive near-term drilling deal flow which meets or exceeds our economic hurdles. This has allowed Vitesse to be at the upper end of yearly capex guidance for the first half of 2023.”

STOCKHOLDER RETURNS

In May 2023, Vitesse’s Board of Directors declared its second quarter cash dividend for Vitesse’s common stock of $0.50 per share for stockholders of record as of June 15, 2023, which was paid on June 30, 2023.

In July 2023, Vitesse’s Board of Directors declared its third quarter cash dividend for Vitesse’s common stock of $0.50 per share for stockholders of record as of September 15, 2023, which will be paid on September 29, 2023. Subject to Board approval, contractual restrictions and applicable law, Vitesse currently intends to pay quarterly dividends of $0.50 per share for the foreseeable future.

FINANCIAL AND OPERATING RESULTS

Second quarter net income was $9.6 million and Adjusted Net Income was $11.4 million. Adjusted EBITDA was $34.8 million. See “Non-GAAP Financial Measures” below.

Oil and gas production for the second quarter of 2023 averaged 11,359 Boe per day, a decrease of 1% from the first quarter of 2023. For the six months ended June 30, 2023, oil and gas production averaged 11,441 Boe per day. Oil represented 67% of production and 94% of total revenue in the second quarter of 2023. Total revenue, including the effects of our realized hedges, for the second quarter of 2023 was $53.2 million.

Vitesse’s realized oil and natural gas prices before hedging were $69.90 per Bbl and $1.41 per Mcf, respectively, during the second quarter of 2023. Vitesse hedges a portion of its oil production to reduce the impact of price volatility on its financial results. In the second quarter, the Company had hedges covering 50% of oil production and its realized oil price with hedging was $72.18 per Bbl.

Lease operating expenses in the second quarter of 2023 were $9.3 million, or $9.01 per Boe, an increase of 3% on a per unit basis compared to the first quarter of 2023. The higher lease operating expense reflects quarterly variability related to workover activity.

General and administrative (“G&A”) expenses for the second quarter of 2023 totaled $4.5 million, or $4.32 per Boe, a decrease of 59% on a per unit basis compared to the first quarter of 2023. The decrease in G&A expense per Boe was primarily due to lower non-recurring costs related to the Spin-Off. Excluding these non-recurring costs, G&A expense in the second quarter was $4.05 per Boe.

LIQUIDITY AND CAPITAL EXPENDITURES

As of June 30, 2023, Vitesse had $3.4 million in cash and $41.0 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $132.4 million as of June 30, 2023, consisting of cash and committed borrowing availability under its revolving credit facility. While the revolving credit facility has elected commitments of $170 million, the borrowing base is $245 million.

During the quarter, Vitesse spent $17.4 million on development capital expenditures and $3.1 million on acquisitions of oil and gas properties.

OPERATIONS UPDATE

The Company owned a working interest in 278 gross (8.5 net) wells that were either drilling or in the completion phase, and another 432 gross (11.0 net) locations that had been permitted for development at the end of the quarter.

In the second quarter, Vitesse consented to 97 gross (3.5 net) well authorization for expenditures (“AFEs”), an increase on a net basis over the first quarter of 2023. We also experienced an increase in refrac and 3-mile lateral AFEs, which are included in the previous figures.

2023 ANNUAL GUIDANCE

Vitesse reaffirms its previously issued 2023 annual guidance, which is set forth below.

2023 Guidance
Annual Production (Boe per day)	10,800 - 11,800
Oil as a Percentage of Annual Production	66% - 70%
Total Capital Expenditures ($ in millions)	$60 - $80

SECOND QUARTER 2023 RESULTS
Vitesse Energy, LLC is the “predecessor” of Vitesse for financial reporting purposes. As a result, unless otherwise indicated, the 2022 financial and operating data presented in this release are those of Vitesse Energy, LLC and do not include the financial and operating data of Vitesse Oil, LLC, which was acquired as part of the Spin-Off. The following table sets forth selected financial and operating data for the periods indicated.

	QUARTER ENDED JUNE 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2023	2022	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$48,733	$64,640	$(15,907)	(25%)
Natural gas	2,855	14,157	(11,302)	(80%)
Total revenue	$51,588	$78,797	$(27,209)	(35%)
Operating Expenses
Lease operating expense	$9,316	$7,661	$1,655	22%
Production taxes	4,919	6,866	(1,947)	(28%)
General and administrative	4,461	3,633	828	23%
Depletion, depreciation, amortization, and accretion	18,748	14,994	3,754	25%
Equity-based compensation	1,428	16,292	(14,864)	(91%)
Interest Expense	$1,115	$1,044	$71	7%
Commodity Derivative Gain (Loss), Net	$4,779	$(11,558)	$16,337	141%
Income Tax Expense	$6,812	$—	$6,812	100%
Production Data:
Oil (MBbls)	697	612	85	14%
Natural gas (MMcf)	2,018	1,696	322	19%
Combined volumes (MBoe)	1,034	894	140	16%
Daily combined volumes (Boe/d)	11,359	9,828	1,531	16%
Average Realized Prices before Hedging:
Oil (per Bbl)	$69.90	$105.66	$(35.76)	(34%)
Natural gas (per Mcf)	1.41	8.35	(6.94)	(83%)
Combined (per Boe)	49.91	88.10	(38.19)	(43%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$72.18	$77.40	$(5.22)	(7%)
Natural gas (per Mcf)	1.41	8.35	(6.94)	(83%)
Combined (per Boe)	51.45	68.78	(17.33)	(25%)
Average Costs (per Boe):
Lease operating	$9.01	$8.57	$0.44	5%
Production taxes	4.76	7.68	(2.92)	(38%)
General and administrative	4.32	4.06	0.26	6%
Depletion, depreciation, amortization, and accretion	18.14	16.76	1.38	8%

COMMODITY HEDGING

Vitesse hedges a portion of its expected annual oil production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position. Vitesse does not currently have hedges in place on its expected natural gas production volumes. The following table summarizes Vitesse’s open oil commodity derivative swap contracts scheduled to settle after June 30, 2023.

SETTLEMENT PERIOD	OIL (barrels)	WEIGHTED AVERAGE PRICE $
Swaps-Crude Oil
2023:
Q3	354,999	$78.25
Q4	324,998	$77.62
2024:
Q1	199,998	$76.06
Q2	180,000	$75.97
Q3	180,000	$75.97
Q4	120,000	$75.97

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	QUARTER ENDED JUNE 30,
(in thousands)	2023	2022
Realized gain (loss) on commodity derivatives	$1,595	$(17,287)
Unrealized gain on commodity derivatives	3,184	5,729
Total commodity derivative gain (loss)	$4,779	$(11,558)

Q2 2023 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, August 1, 2023 at 9:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=4I39jJBq

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13740123 - Vitesse Energy Second Quarter 2023 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) 201-612-7415 (International)

Replay Access Code: 13740123 - Replay will be available through August 8, 2023

UPCOMING INVESTOR EVENTS

Vitesse management will be participating in the following upcoming investor events:

•EnerCom Denver Energy Conference - August 14-16, 2023.

•Midwest IDEAS Conference - Chicago - August 23-24, 2023.

Any investor presentations to be used for such events will be posted prior to the events on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, development pace and drilling inventory, business strategy, dividend plans and practices, guidance, refracs and increased lateral lengths, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties;

Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the COVID-19 pandemic and its related economic repercussions and effect on the oil and natural gas industry; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including the armed conflict in Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
(In thousands, except share and unit data)	2023	2022	2023	2022
Revenue
Oil	$48,733	$64,640	$99,219	$117,122
Natural gas	2,855	14,157	10,330	26,655
Total revenue	51,588	78,797	109,549	143,777
Operating Expenses
Lease operating expense	9,316	7,661	18,397	14,159
Production taxes	4,919	6,866	10,174	11,976
General and administrative	4,461	3,633	15,323	6,507
Depletion, depreciation, amortization, and accretion	18,748	14,994	37,220	29,176
Equity-based compensation	1,428	16,292	29,400	22,240
Total operating expenses	38,872	49,446	110,514	84,058
Operating Income (Loss)	12,716	29,351	(965)	59,719
Other (Expense) Income
Commodity derivative gain (loss), net	4,779	(11,558)	12,198	(48,376)
Interest expense	(1,115)	(1,044)	(2,295)	(1,754)
Other income	52	3	50	6
Total other (expense) income	3,716	(12,599)	9,953	(50,124)

Income Before Income Taxes	$16,432	$16,752	$8,988	$9,595

Provision for Income Taxes	(6,812)	—	(47,183)	—

Net Income (Loss)	$9,620	$16,752	$(38,195)	$9,595
Net income attributable to Predecessor common unit holders	—	16,752	1,832	9,595
Net Income (Loss) Attributable to Vitesse Energy, Inc.	$9,620	$—	$(40,027)	$—
EPS
Weighted average common shares / Predecessor common unit outstanding – basic	29,659,771	438,625,000	29,661,556	438,625,000
Weighted average common shares / Predecessor common unit outstanding – diluted	33,077,824	438,625,000	29,661,556	438,625,000
Net income (loss) per common share / Predecessor common unit – basic	$0.29	$0.04	$(1.35)	$0.02
Net income (loss) per common share / Predecessor common unit – diluted	$0.29	$0.04	$(1.35)	$0.02
Net loss per Predecessor non-founder MIUs classified as temporary equity–basic and diluted		$—		$—

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)

	JUNE 30,	DECEMBER 31,
(in thousands, except shares and units)	2023	2022
Assets
Current Assets
Cash	$3,360	$10,007
Revenue receivable	26,400	41,393
Commodity derivatives	7,458	2,112
Prepaid expenses and other current assets	2,587	841
Total current assets	39,805	54,353
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,077,377	985,751
Less accumulated DD&A and impairment	(419,866)	(382,974)
Total oil and gas properties	657,511	602,777
Other Property and Equipment—Net	84	114
Other Assets
Commodity derivatives	2,286	1,155
Other noncurrent assets	2,027	2,085
Total other assets	4,313	3,240
Total assets	$701,713	$660,484
Liabilities, Redeemable Units and Equity
Current Liabilities
Accounts payable	$13,169	$7,207
Accrued liabilities	30,095	25,849
Commodity derivatives	56	3,439
Other current liabilities	57	184
Total current liabilities	43,377	36,679
Long-term Liabilities
Revolving credit facility	41,000	48,000
Deferred tax liability	49,113	—
Asset retirement obligations	7,494	6,823
Other noncurrent liabilities	2,975	—
Total liabilities	$143,959	$91,502
Commitments and Contingencies
Predecessor Redeemable Management Incentive Units	—	4,559
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at June 30, 2023	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 32,812,900 shares issued at June 30, 2023	328	—
Additional paid-in capital	597,453	—
Accumulated deficit	(40,027)	—
Predecessor members' equity-common units-450,000,000 units outstanding	—	564,423
Total equity	557,754	564,423
Total liabilities, redeemable units and equity	$701,713	$660,484

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income as net income before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash unit-based compensation, and (iii) certain items we consider non-routine in nature, including non-cash oil and natural gas property impairments and material general and administrative costs related to the Spin-Off; reduced by the estimated impact of income tax expense.

Adjusted EBITDA is defined as net income before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash unit-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain items we consider non-routine in nature, including non-cash oil and natural gas property impairments and material general and administrative costs related to the Spin-Off.

Vitesse defines Free Cash Flow as cash flow from operations, adding back changes in operating assets and liabilities, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

FOR THE THREE MONTHS ENDED JUNE 30,
(in thousands)	2023
Income Before Income Taxes	$16,432
Add:
Impact of Selected Items:
Unrealized loss (gain) on derivative instruments	(3,184)
Equity-based compensation	1,428
Adjusted for non-routine items(1)	270
Adjusted Income Before Adjusted Income Tax Expense	14,946

Adjusted Income Tax Expense(2)	(3,497)

Adjusted Net Income (non-GAAP)	$11,449

(1)Our Adjusted Net Income calculation excludes certain items we consider non-routine and non-recurring. During the quarter ended June 30, 2023, adjustments for non-routine items consisted of $270,000 of costs related to the Spin-Off.
(2)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense,” using the relevant statutory tax rate of 23.4%.

RECONCILIATION OF ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30,
(in thousands)	2023
Net income	$9,620
Add:
Interest expense	1,115
Income taxes	6,812
Depletion, depreciation, amortization, and accretion	18,748
Equity-based compensation	1,428
Unrealized loss (gain) on derivatives	(3,184)
Adjusted for non-routine items(1)	270
Adjusted EBITDA	$34,809

(1)Our Adjusted EBITDA calculation excludes certain items we consider non-routine and non-recurring. During the quarter ended June 30, 2023, adjustments for non-routine items consisted of $270,000 of costs related to the Spin-Off.

RECONCILIATION OF FREE CASH FLOW

FOR THE THREE MONTHS ENDED JUNE 30,
(in thousands)	2023
Net cash provided by operating activities	$39,030
Add back: changes in operating assets and liabilities	(5,445)
Cash flow from operations before changes in operating assets and liabilities	33,585
Less: development of oil and gas properties	(17,449)
Free Cash Flow	$16,136

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations
(720) 532-8232
benmessier@vitesse-vts.com